Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-250904
Prospectus Supplement
(To prospectus dated December 2, 2020)

PEDEVCO Corp.

 4,458,600 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we”, “us” and “our”) is offering 4,458,600 shares of common stock. Such shares of common stock will be sold at an offering price of $1.57 per share.

Our common stock is listed on the NYSE American under the symbol “PED.” On October 1, 2021, the last reported sales price of our common stock was $2.05.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $48,007,013, based on 79,751,603 shares of outstanding common stock and approximately 56,333,548 shares held by affiliates, at a price of $2.05 per share, which was the last reported sales price of our common stock as quoted on the NYSE American on October 1, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates so long as our public float remains below $75 million. Not including securities being offered in this prospectus supplement, we have offered $8,952,750 in securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and most recently filed Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission, which is incorporated herein by reference in their entirety.

EF Hutton, division of Benchmark Investments, LLC and Roth Capital Partners, LLC (whom we refer to herein as the Placement Agents), are acting as our exclusive placement agents for this Offering. The Placement Agents are not purchasing or selling any other securities nor are they required to arrange for the sale of any specific number or dollar amount of shares of common stock, but have agreed to use their reasonable best efforts to arrange for the sale of other securities offered by this prospectus supplement. We have agreed to pay the Placement Agents the placement agent fees set forth in the table below.

	Per Share	Total
Offering price of common stock	$1.57	$7,000,002
Placement agent fees (1)	$0.09	$420,000
Proceeds to us, before expenses (2)	$1.48	$6,580,002

(1)
We have agreed to pay the Placement Agents a cash fee representing 6% of the gross proceeds from this Offering and to reimburse up to $50,000 of the Placement Agents’ expenses. See section entitled “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation payable to the Placement Agents.

(2)	We estimate the total expenses of this Offering payable by us, excluding the Placement Agents’ fees, will be approximately $88,000.

Delivery of the common stock is expected to be made on or about October 6, 2021 against payment in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  Co-Placement Agents

EF Hutton division of Benchmark Investments, LLC	Roth Capital Partners

The date of this prospectus supplement is October 3, 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus, dated December 2, 2020, are part of a registration statement on Form S-3 (File No. 333-250904) that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process on November 23, 2020 and that was declared effective on December 2, 2020. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $100,000,000 in our securities described in the accompanying prospectus. To date, we have sold $8,952,750 of securities under the “shelf” registration statement, when not including securities proposed to be sold in this offering.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the placement agents have not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the placement agents are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the documentor that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any free writing prospectus is delivered or securities are sold on a later date. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information setforth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement and the accompanying prospectus of which this prospectus supplement is a part, a futureprospectus supplement, a free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us or the placement agents in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

Our logo and other trade names, trademarks, and service marks of PEDEVCO Corp. appearing in this prospectus supplement and the accompanying prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus.

All references to “we”, “our”, “us”, the “Company”, and “PEDEVCO” in this prospectus supplement mean PEDEVCO Corp. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. Please carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

In addition, unless the context otherwise requires and for the purposes of this prospectus and the accompanying prospectus supplement:

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“Bbl” refers to one stock tank barrel, or 42 U.S. gallons liquid volume, used in this report in reference to crude oil or other liquid hydrocarbons;

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“Boe” refers to barrels of oil equivalent, determined using the ratio of one Bbl of crude oil, condensate, or natural gas liquids, to six Mcf of natural gas;

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“Bopd” refers to barrels of oil day;

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

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“Mcf” refers to a thousand cubic feet of natural gas;

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“NGL” refers to natural gas liquids;

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“NYMEX” New York Mercantile Exchange;

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“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

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“Securities Act” refers to the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, this prospectus supplement. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read this entire prospectus supplement and documents incorporated by reference herein, and any other prospectus supplements or free writing prospectuses, especially the risks of investing in our common stock as discussed under “Risk Factors.” The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus supplement.

General Overview

We are an oil and gas company focused on the development, acquisition and production of oil and natural gas assets where the latest in modern drilling and completion techniques and technologies have yet to be applied. In particular, we focus on legacy proven properties where there is a long production history, well defined geology and existing infrastructure that can be leveraged when applying modern field management technologies. Our current properties are located in the San Andres formation of the Permian Basin situated in West Texas and eastern New Mexico (the “Permian Basin”) and in the Denver-Julesburg Basin (“D-J Basin”) in Colorado. As of June 30, 2021, we held approximately 33,752 net Permian Basin acres located in Chaves, Roosevelt and Lea Counties, New Mexico, through our wholly-owned operating subsidiary, Pacific Energy Development Corp. (“PEDCO”), which we refer to as our “Permian Basin Asset,” and approximately 11,580 net D-J Basin acres located in Weld and Morgan Counties, Colorado, through our wholly-owned operating subsidiary, Red Hawk Petroleum, LLC (“Red Hawk”), which asset we refer to as our “D-J Basin Asset.” As of June 30, 2021, we held interests in 382 gross (303 net) wells in our Permian Basin Asset of which 34 are active producers, 14 are active injectors and two are active Saltwater Disposal Wells (“SWDs”), all of which are held by PEDCO and operated by its wholly-owned operating subsidiaries, and interests in 74 gross (21.0 net) wells in our D-J Basin Asset, of which 18 gross (16.2 net) wells are operated by Red Hawk and currently producing, 35 gross (5.2 net) wells are non-operated, and 21 wells have an after-payout interest.

Strategy

We believe that horizontal development and exploitation of conventional assets in the Permian Basin and development of the Wattenberg and Wattenberg Extension in the D-J Basin, represent among the most economic oil and natural gas plays in the U.S. We plan to optimize our existing assets and opportunistically seek additional acreage proximate to our currently held core acreage, as well as other attractive onshore U.S. oil and gas assets that fit our acquisition criteria, that Company management believes can be developed using our technical and operating expertise and be accretive to stockholder value.

Specifically, we seek to increase stockholder value through the following strategies:

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Grow production, cash flow and reserves by developing our operated drilling inventory and participating opportunistically in non-operated projects. We believe our extensive inventory of drilling locations in the Permian Basin and the D-J Basin, combined with our operating expertise, will enable us to continue to deliver accretive production, cash flow and reserves growth. We have identified approximately 150 gross drilling locations across our Permian Basin acreage based on 20-acre spacing. We believe the location, concentration and scale of our core leasehold positions, coupled with our technical understanding of the reservoirs will allow us to efficiently develop our core areas and to allocate capital to maximize the value of our resource base.

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Apply modern drilling and completion techniques and technologies. We own and intend to acquire additional properties that have been historically underdeveloped and underexploited. We believe our attention to detail and application of the latest industry advances in horizontal drilling, completions design, frac intensity and locally optimal frac fluids will allow us to successfully develop our properties.

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Optimization of well density and configuration. We own properties that are legacy conventional oil fields characterized by widespread vertical development and geological well control. We utilize the extensive petrophysical and production data of such legacy properties to confirm optimal well spacing and configuration using modern reservoir evaluation methodologies.

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Maintain a high degree of operational control. We believe that by retaining high operational control, we can efficiently manage the timing and amount of our capital expenditures and operating costs, and thus key in on the optimal drilling and completions strategies, which we believe will generate higher recoveries and greater rates of return per well.

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Leverage extensive deal flow, technical and operational experience to evaluate and execute accretive acquisition opportunities. Our management and technical teams have an extensive track record of forming and building oil and gas businesses. We also have significant expertise in successfully sourcing, evaluating and executing acquisition opportunities. We believe our understanding of the geology, geophysics and reservoir properties of potential acquisition targets will allow us to identify and acquire highly prospective acreage in order to grow our reserve base and maximize stockholder value.

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Preserve financial flexibility to pursue organic and external growth opportunities. We intend to maintain a disciplined financial profile in order to provide us flexibility across various commodity and market cycles. We intend to utilize our strategic partners and public currency to continuously fund development and operations.

Our strategy is to be the operator and/or a significant working interest owner, directly or through our subsidiaries and joint ventures, in the majority of our acreage so that we can dictate the pace of development in order to execute our business plan. Our 2021 development plan includes several projects delayed from our 2019 Phase II Permian Basin Asset development program, which were put on hold through 2020 due to the COVID-19 outbreak and the related low oil price environment through most of 2020. In late 2020, we resumed work on these carryover projects, including the completion of a SWD well in the Chaveroo field (Chaves and Roosevelt Counties, New Mexico) which was brought online in September 2020. In September 2020, we brought online one horizontal San Andres well from our 2019 Phase I Permian Basin Asset development program that was previously shut in due to salt water disposal capacity constraints. In January 2021, we initiated production hookup and commencement of two horizontal San Andres wells drilled in our 2019/2020 Phase II Permian Basin Asset development program. Over the remainder of 2021, we plan to permit up to ten horizontal San Andres wells in our Permian Basin Asset and anticipate drilling and completing at least two of these wells in late 2021 or early 2022, with the remainder planned to be drilled and completed in 2022. We also plan to complete several potential well reactivation projects, and complete several enhancement and facilities projects across our operated Permian Basin Asset. Additionally, we plan to spend approximately $3.2 million to participate in twelve non-operated well projects on our D-J Basin Asset, pursuant to well proposals received from third party operators on lands in which we share a leasehold interest, none of which has been spent to date. We have also advanced our business development activities in the D-J Basin over the past year which we believe will add opportunities for growth and development. We plan to continue to evaluate D-J Basin well proposals as received from third party operators and participate in those we deem most economic and prospective. This 2021 development program is based upon our current outlook for the remainder of the year and is subject to revision, if and as necessary, to react to market conditions, product pricing, contractor availability, requisite permitting and capital availability, additional non-operated well projects on our D-J Basin Asset that may become available, capital allocation changes between assets, acquisitions, divestitures and other adjustments determined by the Company in the best interest of its shareholders while prioritizing our financial strength and liquidity.

We expect that we will have sufficient cash available to meet our needs over the foreseeable future, including to fund the remainder of our 2021 development program, discussed above, which cash we anticipate being available from (i) projected cash flow from our operations, (ii) existing cash on hand, (iii) equity infusions or loans (which may be convertible) made available from SK Energy LLC (“SK Energy”), which is 100% owned and controlled by Simon Kukes, our Chief Executive Officer and director, which funding SK Energy is under no obligation to provide, (iv) public or private debt or equity financings (similar to the funding we are raising pursuant to this offering), and (v) funding through credit or loan facilities. In addition, we may seek additional funding through asset sales, farm-out arrangements, and credit facilities to fund potential acquisitions in the second half of 2021.

Impact of COVID-19

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020, and a global pandemic on March 11, 2020. COVID-19 and the governmental responses thereto significantly reduced worldwide economic activity during much of 2020, and continues to threaten the global economy, as variants and mutations of the disease continue to spread, even as vaccines have become more widely available. While oil and gas prices have increased back to pre-pandemic levels, it is not possible at this time for the Company to estimate the full impact that COVID-19 will have on the Company’s business in the future as such estimate would need to be based on whether or not COVID-19 continues to spread and the effectiveness of the containment of the virus, by the governments of countries affected and in which the Company operates. However, the Company’s operations have previously been disrupted, and may be disrupted again in the future due to COVID-19. The COVID-19 outbreak and mitigation measures have also had an adverse impact on global economic conditions, as well as an adverse effect on the Company’s business and financial condition and may continue to have an adverse effect on the Company, including on its potential to conduct financings on terms acceptable to the Company, if at all. The Company has implemented temporary precautionary measures intended to help minimize the risk of the virus to its employees, vendors, and guests, including limiting the number of occupants at the Company’s Houston headquarters and requiring all others to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business, which measures have recently eased in accordance with federal, state and local guidance, and the vaccination of substantially all of the Company’s office-based employees. The extent to which the COVID-19 outbreak will continue to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus, the continued availability and efficacy of vaccines and booster shots, the willingness of individuals to be vaccinated initially, and to obtain booster shots, the effect of virus mutations, and the actions to contain its impact. Any future decrease in the price of oil, or the demand for oil and gas, as a result of COVID-19 or otherwise, will likely have a negative impact on our results of operations and cash flows.

In response to the effects of COVID-19, the Company has adopted policies, procedures, and practices both in its Houston office headquarters and across its field operations to protect its employees, contractors, and guests from COVID-19, including the adoption of a COVID-19 Response Plan, implementation of contractor questionnaires to assess COVID-19 risk and exposure prior to entering any Company facility or worksite, adopting best practices, guidelines and protocols recommended by the Centers for Disease Control (the “CDC”) and the Office of the Texas Governor for the prevention of exposure and spread of COVID-19, and instituting twice-monthly management calls discussing the Company’s ongoing response to the COVID-19 pandemic and effectiveness thereof. Given the Company’s robust online systems and workflow practices and procedures, the Company has not experienced any material challenges or reductions in efficiency or effectiveness of its office-based workforce, while its field personnel continue to attend to their daily field operations uninterrupted, while mindful of social distancing and other preventative measures and safeguards recommended by the CDC, and subject to the CDC’s updated guidance.

We plan to continue to closely monitor the global energy markets and oil and gas pricing, with the remainder of our 2021 development plan being subject to revision, if and as necessary, to react to market conditions in the best interest of its shareholders, while prioritizing its financial strength and liquidity.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in, and incorporated by reference in, the “Risk Factors” section of this prospectus supplement and the accompanying prospectus. These risks include, but are not limited to, the following:

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Risks associated with this offering, including dilution investors will experience; the use of proceeds associated therewith; and further dilution investors may experience;

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The future price of oil, natural gas and NGL;

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The effect of COVID-19 on the Company’s operations, future prospects, the value of its properties, and the economy in general, including the related effect on the supply and demand, and ultimate price of oil and natural gas;

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Current and future declines in economic activity and rescissions, and their effect on the Company, its property, prospects and the supply and demand, and ultimate price of oil and natural gas;

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The status and availability of oil and natural gas gathering, transportation, and storage facilities owned and operated by third parties;

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An increase in the differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price we receive for our production may adversely affected our business, financial condition, and results of operations;

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New or amended environmental legislation or regulatory initiatives which could result in increased costs, additional operating restrictions, or delays, or have other adverse effects on us;

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The effect of future shut-ins of our operated production, should market conditions significantly deteriorate;

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Write-downs of a material portion of our assets due to the recent economic downturn resulting from COVID-19 or otherwise;

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Our need for additional capital to complete future acquisitions, conduct our operations and fund our business, and our ability to obtain such necessary funding on favorable terms, if at all;

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Our ability to generate sufficient cash flow to meet any future debt service and other obligations due to events beyond our control;

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The fact that all our assets and operations are located in the Permian Basin and the D-J Basin, making us vulnerable to risks associated with operating in only two geographic areas;

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The speculative nature of our oil and gas operations, and general risks associated with the exploration for, and production of oil and gas; including accidents, equipment failures or mechanical problems which may occur while drilling or completing wells or in production activities; operational hazards and unforeseen interruptions for which we may not be adequately insured; the threat and impact of terrorist attacks, cyber-attacks or similar hostilities; declining reserves and production; and losses or costs we may incur as a result of title deficiencies or environmental issues in the properties in which we invest, any one of which may adversely impact our operations;

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Potential conflicts of interest that could arise for certain members of our management team and board of directors that hold management positions with other entities and our largest stockholder;

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The limited control we have over activities on properties we do not operate;

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The estimates of the value of our oil and gas properties and accounting in connection therewith;

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Intense competition in the oil and natural gas industry;

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Our competitors use of superior technology and data resources that we may be unable to afford or obtain the use of;

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Changes in the legal and regulatory environment governing the oil and natural gas industry, including new or amended environmental legislation or regulatory initiatives which could result in increased costs, additional operating restrictions, or delays, or have other adverse effects on us;

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Uncertainties associated with enhanced recovery methods which may result in us not realizing an acceptable return on our investments in such projects or suffering losses;

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Requirements that we must drill on certain of acreage in order to hold such acreage by production;

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Improvements in or new discoveries of alternative energy technologies that could have a material adverse effect on our financial condition and results of operations;

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Future litigation or governmental proceedings which could result in material adverse consequences, including judgments or settlements;

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The currently illiquid and volatile market for our common stock;

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Our dependance on the continued involvement of our present management;

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The fact that Mr. Simon Kukes, our Chief Executive Officer and a member of board of directors, beneficially owns a majority of our common stock and that his interests may be different from other shareholders; and

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Our ability to maintain the listing of our common stock on the NYSE American.

Corporate Information

Our principal executive offices are located at 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079, and our telephone number is (713) 221-1768.

Additional information about us is available on our website at www.pedevco.com. We do not incorporate the information on or accessible through our websites into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer:	PEDEVCO Corp.
Common Stock offered hereby:	4,458,600 shares of common stock.

Common stock to outstanding prior to this offering:	79,751,603 shares.

Common stock to be outstanding after this offering:	84,210,203 shares.

Offering Price:	$1.57 per share.

Use of proceeds:
We estimate that our net proceeds from this Offering, after deducting the Placement Agents fee and estimated Offering expenses payable by us, will be approximately $6.4 million.

We intend to use the majority of the net proceeds from this offering, if any, (i) to fund the Company’s 2021 Permian Basin and D-J Basin asset development programs, (ii) to fund potential acquisition opportunities, and (iii) for general corporate purposes and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. See “Use of Proceeds” for more information.

Risk factors:
An investment in our common stock involves a significant degree of risk. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

NYSE American Symbol for our common stock: PED

In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of October 3, 2021, and excludes:

●	1,278,436 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $1.70 per share; and

●	8,000,000 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

Additionally, unless otherwise stated, all information in this prospectus supplement:

●	assumes no exercise of outstanding options to purchase common stock, and no issuance of shares available for future issuance under our equity compensation plans; and

●	reflects all currency in United States dollars.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the prospectus, any free writing prospectus we may file, the documents or information incorporated by reference herein, other reports filed by us under the Exchange Act contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus.

If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement or any free writing prospectus, as applicable. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus supplement, and the documents we incorporate by reference or file as part of any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed below, in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which are incorporated by reference in this prospectus supplement. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus supplement before deciding to become a holder of our common stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Our securities are subject to the following risk factors:

We have a limited operating history and expect to continue to incur losses for an indeterminable period of time.

We have a limited operating history and are engaged in the initial stages of exploration, development and exploitation of our leasehold acreage and will continue to be so until commencement of substantial production from our oil and natural gas properties, which will depend upon successful drilling results, additional and timely capital funding, and access to suitable infrastructure. Companies in their initial stages of development face substantial business risks and may suffer significant losses. We have generated substantial net losses and negative cash flows from operating activities in the past and expect to continue to incur substantial net losses as we continue our drilling program. In considering an investment in our common stock, you should consider that there is only limited historical and financial operating information available upon which to base your evaluation of our performance. We have incurred net losses of $127,783,000 from the date of inception (February 9, 2011) through June 30, 2021. Additionally, we are dependent on obtaining additional debt and/or equity financing to roll-out and scale our planned principal business operations. Management’s plans in regard to these matters consist principally of seeking additional debt and/or equity financing combined with expected cash flows from current oil and gas assets held and additional oil and gas assets that we may acquire. Our efforts may not be successful, and funds may not be available on favorable terms, if at all.

We face challenges and uncertainties in financial planning as a result of the unavailability of historical data and uncertainties regarding the nature, scope and results of our future activities. New companies must develop successful business relationships, establish operating procedures, hire staff, install management information and other systems, establish facilities and obtain licenses, as well as take other measures necessary to conduct their intended business activities. We may not be successful in implementing our business strategies or in completing the development of the infrastructure necessary to conduct our business as planned. In the event that one or more of our drilling programs is not completed or is delayed or terminated, our operating results will be adversely affected and our operations will differ materially from the activities described in, and incorporated by reference in, this prospectus supplement. As a result of industry factors or factors relating specifically to us, we may have to change our methods of conducting business, which may cause a material adverse effect on our results of operations and financial condition. The uncertainty and risks described in, and incorporated by reference in, this prospectus supplement, may impede our ability to economically find, develop, exploit, and acquire oil and natural gas reserves. As a result, we may not be able to achieve or sustain profitability or positive cash flows provided by our operating activities in the future.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $1.57 per share and the net tangible book value of the common stock of $1.08 per share as of June 30, 2021, if you purchase shares of common stock in this offering, you will suffer dilution of $0.48 per share in the net tangible book value of the common stock, which will be $1.09 per share following the offering (on an as adjusted basis). See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute a shareholder’s ownership of common stock.

The exercise of any options granted to executive officers and other employees under our equity compensation plans, and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Other than the restrictions set forth in the section titled “Plan of Distribution,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, provided that we are subject to the requirements of the NYSE American (which generally requires shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

        You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Because we do not intend to pay dividends on our common stock, any income derived from our common stock would only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

Future sales of our common stock could cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. Up to $100,000,000 in total aggregate value of securities have been registered by us on a “shelf” registration statement on Form S-3 (File No. 333-250904) that we filed with the Securities and Exchange Commission on November 23, 2020, and which was declared effective on December 2, 2020. To date we have sold $8,952,750 of securities under the “shelf” registration statement, when not including securities proposed to be sold in this offering, leaving an aggregate of approximately $91 million in securities which will be eligible for sale in the public markets from time to time, not including the securities offered pursuant to the offering described in this prospectus, when sold and issued by us, subject to the requirements of Form S-3, which limits us, until such time, if ever, as our public float exceeds $75 million, from selling securities in a publicprimary offering under Form S-3 with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates of the Company every twelve months. Additionally, if our existing shareholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Declines in oil and, to a lesser extent, NGL and natural gas prices, have in the past, and will continue in the future to, adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations or targets and financial commitments.

The price we receive for our oil and, to a lesser extent, natural gas and NGLs, heavily influences our revenue, profitability, cash flows, liquidity, access to capital, present value and quality of our reserves, the nature and scale of our operations, and future rate of growth. Oil, NGL, and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. In recent years, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. Further, oil prices and natural gas prices do not necessarily fluctuate in direct relation to each other. Because approximately 84% of our estimated proved reserves as of December 31, 2020, were oil, our financial results are more sensitive to movements in oil prices. The price of crude oil has experienced significant volatility over the last several years, with the price per barrel of West Texas Intermediate (“WTI”) crude rising from a low of $27 in February 2016 to a high of $76 in October 2018, then, in 2020, dropping below $20 per barrel due in part to reduced global demand stemming from the recent global COVID-19 outbreak, and most recently climbing back around $75 a barrel. A prolonged period of low market prices for oil and natural gas, or further declines in the market prices for oil and natural gas, will likely result in capital expenditures being further curtailed and will adversely affect our business, financial condition and liquidity and our ability to meet obligations, targets or financial commitments and could ultimately lead to restructuring or filing for bankruptcy, which would have a material adverse effect on our stock price and indebtedness. Additionally, lower oil and natural gas prices have, and may in the future, cause, a decline in our stock price. During the year ended December 31, 2019, the daily NYMEX WTI oil spot price ranged from a high of $66.24 per Bbl to a low of $46.31 per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $4.25 per MMBtu to a low of $1.75 per MMBtu. During the year ended December 31, 2020, the daily NYMEX WTI oil spot price ranged from a high of $63.27 per Bbl to a low of ($36.98) per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $3.14 per MMBtu to a low of $1.33 per MMBtu. During the nine months ended September 30, 2021, the daily NYMEX WTI oil spot price ranged from a high of $75.37 per Bbl to a low of $47.47 per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $23.86 per MMBtu to a low of $2.43 per MMBtu.

Our success is dependent on the prices of oil, NGLs, and natural gas. Low oil or natural gas prices and the substantial volatility in these prices have adversely affected, and are expected to continue to adversely affect, our business, financial condition and results of operations, and our ability to meet our capital expenditure requirements and financial obligations.

The prices we receive for our oil, NGLs and natural gas heavily influence our revenue, profitability, cash flow available for capital expenditures, access to capital, and future rate of growth. Oil, NGLs, and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the commodities market has been volatile. For example, the price of crude oil has experienced significant volatility over the last several years, with the price per barrel of WTI crude rising from a low of $27 in February 2016 to a high of $76 in October 2018, then dropping below $20 per barrel in April 2020 due in part to reduced global demand stemming from the recent global COVID-19 outbreak, before recovering to around $75 per barrel more recently. Prices for natural gas and NGLs experienced declines of similar magnitude. An extended period of continued lower oil prices, or additional price declines, will have further adverse effects on us. The prices we receive for our production, and the levels of its production, will continue to depend on numerous factors, including the following:

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the domestic and foreign supply of oil, NGLs and natural gas;

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the domestic and foreign demand for oil, NGLs and natural gas;

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the prices and availability of competitors’ supplies of oil, NGLs and natural gas;

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the actions of the Organization of Petroleum Exporting Countries, or OPEC, and state-controlled oil companies relating to oil price and production controls;

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the price and quantity of foreign imports of oil, NGLs and natural gas;

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the impact of U.S. dollar exchange rates on oil, NGLs, and natural gas prices;

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domestic and foreign governmental regulations and taxes;

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speculative trading of oil, NGLs, and natural gas futures contracts;

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localized supply and demand fundamentals, including the availability, proximity, and capacity of gathering and transportation systems for natural gas;

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the availability of refining capacity;

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the prices and availability of alternative fuel sources;

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the threat, or perceived threat, or results, of viral pandemics, for example, as experienced with the COVID-19 pandemic in 2020 and 2021;

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weather conditions and natural disasters;

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political conditions in or affecting oil, NGLs, and natural gas producing regions, including the Middle East and South America;

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the continued threat of terrorism and the impact of military action and civil unrest;

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public pressure on, and legislative and regulatory interest within, federal, state and local governments to stop, significantly limit, or regulate hydraulic fracturing activities;

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the level of global oil, NGL, and natural gas inventories and exploration and production activity;

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authorization of exports from the United States of liquefied natural gas;

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the impact of energy conservation efforts;

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technological advances affecting energy consumption; and

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overall worldwide economic conditions.

Declines in oil, NGL or natural gas prices have not, and will not, only reduce our revenue, but have and will reduce the amount of oil, NGL and natural gas that we can produce economically. Should natural gas, NGL or oil prices decline from current levels and remain there for an extended period of time, we may choose to shut-in our operated wells (similar to our shut-in of our operated wells in 2020), delay some or all of our exploration and development plans for our prospects, or to cease exploration or development activities on certain prospects due to the anticipated unfavorable economics from such activities, and, as a result, we may have to make substantial downward adjustments to our estimated proved reserves, each of which would have a material adverse effect on our business, financial condition and results of operations.

Our business and operations have been adversely affected by, and are expected to continue to be adversely affected by, the recent COVID-19 outbreak, and may be adversely affected by other similar outbreaks.

As a result of the recent COVID-19 outbreak or other adverse public health developments, including voluntary and mandatory quarantines, travel restrictions, and other restrictions, our operations, and those of our subcontractors, customers, and suppliers, have and are anticipated to continue to experience delays or disruptions and temporary suspensions of operations. In addition, our financial condition and results of operations have been and are likely to continue to be adversely affected by the COVID-19 outbreak.

The timeline and potential magnitude of the COVID-19 outbreak are currently unknown.  The continuation or amplification of this virus could continue to more broadly affect the United States and global economy, including its business and operations, and the demand for oil and gas.  For example, the outbreak of coronavirus has resulted in a widespread health crisis that will adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect our operating results. Other contagious diseases in the human population could have similar adverse effects. In addition, the effects of COVID-19 and concerns regarding its global spread have negatively impacted the domestic and international demand for crude oil and natural gas, which has contributed to price volatility, impacted the price we receive for oil and natural gas, and materially and has materially and adversely affected the demand for and marketability of our production, which production we temporarily shut-in from mid-April 2020 through early June 2020, and may adversely affect the same in the future. As the potential impact from COVID-19 is difficult to predict, the extent to which it will negatively affect our operating results, or the duration of any potential business disruption is uncertain. The magnitude and duration of any impact will depend on future developments and new information that may emerge regarding the severity and duration of COVID-19 and the actions taken by authorities to contain it or treat its impact, including the efficiency of recent vaccines, the ability of the government to roll such vaccines out to the general public, and the willingness of individuals to obtain such vaccines, all of which are beyond our control. These potential impacts, while uncertain, have already negatively affected our results of operations for the first three quarters of 2021, and may have a negative impact on multiple future quarters’ results as well.

Declining general economic, business or industry conditions have, and will continue to have, a material adverse effect on our results of operations, liquidity, and financial condition, and are expected to continue having a material adverse effect for the foreseeable future.

Concerns over global economic conditions, the duration and effects of COVID-19 and the results thereof, energy costs, geopolitical issues, inflation, and the availability and cost of credit have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and natural gas, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and a recession, which could expand to a global depression. Concerns about global economic growth have had a significant adverse impact on global financial markets and commodity prices and are expected to continuing having a material adverse effect for the foreseeable future. If the economic climate in the United States or abroad continues to deteriorate, demand for petroleum products could diminish, which could further impact the price at which we can sell our oil, natural gas and natural gas liquids, affect the ability of our vendors, suppliers and customers to continue operations, and ultimately adversely impact our results of operations, liquidity and financial condition to a greater extent that it has already.

The marketability of our production is dependent upon oil and natural gas gathering, transportation, and storage facilities owned and operated by third parties, and the unavailability of satisfactory oil and natural gas transportation arrangements have had a material adverse effect on our revenue.

The unavailability of satisfactory oil and natural gas transportation arrangements has hindered our access to oil and natural gas markets and has delayed production from our wells. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for, and supply of, oil and natural gas and the proximity of reserves to pipelines, terminal facilities, and storage facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines, processing facilities, and storage facilities owned and operated by third parties. Our failure to obtain these services on acceptable terms could materially harm our business. Due to the current lack of demand, low prices, and high transportation costs, we have elected to shut-in all of our operated wells, resulting in a nearly complete loss of production revenue. Furthermore, we are obligated to pay shut-in royalties to certain mineral interest owners in order to maintain our leases with respect to certain shut-in wells. We do not expect to purchase firm transportation capacity on third-party facilities. Therefore, we expect the transportation of our production to be generally interruptible in nature and lower in priority to those having firm transportation arrangements.

The disruption of third-party facilities due to maintenance and/or weather could negatively impact our ability to market and deliver our products. The third parties' control when or if such facilities are restored after disruption, and what prices will be charged for products. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, damage to or destruction of pipelines, and general economic conditions could adversely affect our ability to produce, gather and transport oil and natural gas.

An increase in the differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price we receive for our production has adversely affected our business, financial condition, and results of operations.

The prices that we will receive for our oil and natural gas production sometimes may reflect a discount to the relevant benchmark prices, such as the New York Mercantile Exchange (“NYMEX”), that are used for calculating hedge positions. The difference between the benchmark price and the prices we receive is called a differential. Increases in the differential between the benchmark prices for oil and natural gas and the wellhead price we receive has recently adversely affected and is anticipated to continue to adversely affect, our business, financial condition, and results of operations. We do not have, and may not have in the future, any derivative contracts or hedging covering the amount of the basis differentials we experience in respect of our production. As such, we will be exposed to any increase in such differentials.

Concerns over global economic conditions, the duration and effects of COVID-19 and the results thereof, energy costs, geopolitical issues, inflation, and the availability and cost of credit have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and natural gas, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and a recession, which could expand to a global depression. Concerns about global economic growth have had a significant adverse impact on global financial markets and commodity prices and are expected to continuing having a material adverse effect for the foreseeable future. If the economic climate in the United States or abroad continues to deteriorate, demand for petroleum products could diminish, which could further impact the price at which we can sell our oil, natural gas and natural gas liquids, affect the ability of our vendors, suppliers and customers to continue operations, and ultimately adversely impact our results of operations, liquidity and financial condition to a greater extent that it has already.

Downturns and volatility in global economies and commodity and credit markets have materially adversely affected our business, results of operations, and financial condition.

Our results of operations are materially adversely affected by the conditions of the global economies and the credit, commodities, and stock markets. Among other things, we have recently been adversely impacted, and anticipate to continue to be adversely impacted, due to a global reduction in consumer demand for oil and gas, and consumer lack of access to sufficient capital to continue to operate their businesses or to operate them at prior levels. In addition, a decline in consumer confidence or changing patterns in the availability and use of disposable income by consumers can negatively affect the demand for oil and gas and as a result our results of operations.

New or amended environmental legislation or regulatory initiatives could result in increased costs, additional operating restrictions, or delays, or have other adverse effects on us.

The environmental laws and regulations to which we are subject change frequently, often to become more burdensome and/or to increase the risk that we will be subject to significant liabilities. New or amended federal, state, or local laws or implementing regulations or orders imposing new environmental obligations on, or otherwise limiting, our operations could make it more difficult and more expensive to complete oil and natural gas wells, increase our costs of compliance and doing business, delay or prevent the development of resources (especially from shale formations that are not commercial without the use of hydraulic fracturing), or alter the demand for and consumption of our products. Any such outcome could have a material and adverse impact on our cash flows and results of operations.

For example, in 2014, 2016, and 2018, opponents of hydraulic fracturing sought statewide ballot initiatives in Colorado that would have restricted oil and gas development in Colorado and could have had materially adverse impacts on us. One of the proposed initiatives would have made the vast majority of the surface area of the state ineligible for drilling, including substantially all of our planned future drilling locations. By further example, in April 2019, Colorado Senate Bill 19-181 (the “Bill”) was passed into law, which prioritizes the protection of public safety, health, welfare, and the environment in the regulation of the oil and gas industry by modifying the State’s oil and gas statutes and clarifying, reinforcing, and establishing local governments’ regulatory authority over the surface impacts of oil and gas development in Colorado. This Bill, among other things, gives more power to local government entities in making land-use decisions about oil and gas development and regulation, and directs the Colorado Oil & Gas Conservation Commission (“COGCC”) to promulgate rules to ensure, among other things, proper wellbore integrity, allow public disclosure of flowline information, and evaluate when inactive or shut-in wells must be inspected before being put into production or used for injection. In addition, the Bill requires that owners of more than 50% of the mineral interests in lands to be pooled must have joined in the application for a pooling order and that the application must include proof that the applicant received approval for the facilities from the affected local government or that the affected local government does not regulate such facilities. In addition, the Bill provides that an operator cannot use the surface owned by a nonconsenting owner without permission from the nonconsenting owner and increases nonconsenting owners’ royalty rates during a well’s pay-back period from 12.5% to 13.0%. Pursuant to the Bill, the COGCC conducted a series of rulemaking hearings during 2020 which resulted in updated regulatory and permitting requirements, including siting requirements. The COGCC commissioners determined that locations with residential or high occupancy building units within 2,000 feet would be subject to additional siting requirements, but also supported “off ramps” allowing oil and gas operators to site their drill pads as close as 500 feet from building units in certain circumstances.

Similar to the Bill described above, proposals are made from time to time to adopt new, or amend existing, laws and regulations to address hydraulic fracturing or climate change concerns through further regulation of exploration and development activities.  We cannot predict the nature, outcome, or effect on us of future regulatory initiatives, but such initiatives could materially impact our results of operations, production, reserves, and other aspects of our business.

For example, in 2019, the United States Environmental Protection Agency (EPA) increased the state of Colorado’s non-attainment ozone classification for the Denver Metro North Front Range Ozone Eight-Hour Non-Attainment (“Denver Metro/North Front Range NAA”) area from “moderate” to “serious” under the 2008 national ambient air quality standard (“NAAQS”). This increase in non-attainment status to "serious" triggered significant additional obligations for the state under the Clean Air Act (the “CAA”) and resulted in Colorado adopting new and more stringent air quality control requirements in December 2020 that are applicable to our operations, with additional obligations for the state under the CAA possible that could result in new and more stringent air quality permitting and control requirements, which may in turn result in significant costs and delays in obtaining necessary permits applicable to our operations.

In 2020, we temporarily shut-in all of our operated producing wells in our Permian Basin Asset and D-J Basin Asset to preserve our oil and gas reserves for production during a more favorable oil price environment, and while we have resumed full production, we may again shut-in some or all of its operated production, should market conditions significantly deteriorate.

As a result of the COVID-19 outbreak, and the sharp decline in oil prices which occurred in early 2020, partially as a result of the decreased demand for oil caused by such outbreak and the actions taken globally to stop the spread of such virus, in mid-April 2020, we temporarily shut-in all of our operated producing wells in our Permian Basin and D-J Basin to preserve our oil and gas reserves for production during a more favorable oil price environment, noting that most of our acreage is held by production with no drilling obligations, which provides us with flexibility to hold back on production and development during periods of low oil and gas prices. Following partial recovery in oil prices, commencing in early June 2020, we reactivated substantially all of our operated wells in the Permian Basin and the D-J Basin that we shut-in in mid-April 2020. We subsequently resumed full production. However, we may again shut-in some or all of our production, should market conditions deteriorate into the mid- to low-$20 per barrel realized well head price range in the future. While our producing wells are shut-in, we do not generate revenues from such wells, and need to use cash on hand and funds we receive from borrowings and the sale of equity in order to pay our operating expenses. A continued period of low-priced oil may make it non-economical for us to operate our wells, which would have a material adverse effect on our operating results and the value of our assets. We cannot estimate the future price of oil, and as such cannot estimate, when we may again determine to begin producing oil at its operated wells.

The Federal Government previously instituted a moratorium on new oil and gas leases and permits on federal onshore and offshore lands, which may have a material adverse effect on the Company and its results of operations.

On January 20, 2021, the Acting U.S. Interior Secretary, instituted a 60-day moratorium on new oil and gas leases and permits on federal onshore and offshore lands, which was subsequently extended indefinitely. In June 2021, a federal judge issued an injunction lifting the moratorium, provided that the federal government it is appealing the injunction. A total of approximately 26% of the Company’s acreage in New Mexico and 1% of the Company’s acreage in Colorado are located on federal lands. It is currently unclear whether the moratorium will be reinstated, or whether such moratorium is the start of a change in federal policies regarding the grant of oil and gas permits on federal lands. The moratorium does not affect the Company, as the Company has no plans to drill new wells on any leases held on federal lands; however, if such prior moratorium was to become permanent, or the federal government in the future were to grant less permits on federal lands, make such permitting process more difficult, costly, or to institute more stringent rules relating to such permitting process, it could have a material adverse effect on the value of the Company’s leases and/or its ability to undertake oil and gas operations on such the portion of its leases on federal lands.

Simon Kukes, our Chief Executive Officer and a member of board of directors, beneficially owns 68.4% of our common stock, which gives him majority voting control over stockholder matters and his interests may be different from your interests; and as a result of such ownership, we are a “controlled company” under applicable NYSE American rules.

Simon Kukes, our Chief Executive Officer and member of the board of directors, through his individual ownership of the Company and through his position as principal and sole owner of SK Energy LLC, which beneficially owns approximately 64.9% of our issuedand outstanding common stock and Mr. Kukes, together with the ownership of SK Energy, beneficially owns approximately 68.4% of our issued and outstanding common stock. As such, Mr. Kukes can control the outcome of all matters requiring a stockholder vote,including the election of directors, the adoption of amendments to our certificate of formation or bylaws and the approval of mergers and other significant corporate transactions. Subject to any fiduciary duties owed to the stockholders generally, while Mr. Kukes’ interests may generally be aligned with the interests of our stockholders, in some instances Mr. Kukes may have interests different than the rest of our stockholders, including but not limited to, future potential company financings in which SK Energy may participate, or his leadership at the Company. Mr. Kukes’ influence or control of our company as a stockholder may have the effect of delaying or preventing a change of control of our company and may adversely affect the voting and other rights of other stockholders. Because Mr. Kukes controls the stockholder vote, investors may find it difficult to replace Mr. Kukes (and such persons as he may appoint from time to time) as members of our management if they disagree with the way our business is being operated. Additionally, the interests of Mr. Kukes may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other stockholders.

Because of Mr. Kukes’ ownership of the Company, as discussed above, we are a “controlled company” under the rules of the NYSE American. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, can elect to be exempt from certain corporate governance requirements, including requirements that:

●	a majority of the Board of Directors consist of independent directors (or 50% in the case of a smaller reporting company such as the Company);

●	the board maintain a nominations committee with prescribed duties and a written charter; and

●	the board maintain a compensation committee with prescribed duties and a written charter and comprised solely of independent directors.

As a “controlled company,” we may elect to rely on some or all of these exemptions, provided that we have to date not taken advantage of any of these exemptions and do not currently intend to take advantage of any of these exemptions moving forward. Notwithstanding that, should the interests of Mr. Kukes differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE American corporate governance standards. Even if we do not avail ourselves of these exemptions, our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.

We are subject to the Continued Listing Criteria of the NYSE American and our failure to satisfy these criteria may result in delisting of our common stock.

Our common stock is currently listed on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the NYSE American’s listing requirements; if an issuer’s common stock sells at what the NYSE American considers a “low selling price” (generally trading below $0.20 per share for an extended period of time) and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American (provided that issuers can also be delisted if any shares of the issuer trade below $0.06 per share); or if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable.

If the NYSE American delists our common stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

USE OF PROCEEDS

We estimate the net proceeds to us from our sale of the common stock in this offering will be approximately $6.4 million (after deducting placement agent fees and estimated Offering expenses payable by us).

We currently intend to use the net proceeds from this offering, if any, (i) to fund the Company’s 2021 Permian Basin and D-J Basin asset development programs, (ii) to fund potential acquisition opportunities, and (iii) for general corporate purposes and working capital. We may also use all or a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses or assets, but we currently have no agreements or commitments with respect to any investment or acquisition.

Notwithstanding the above, the amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 4,458,600 shares of common stock at an offering price of $1.57 per share. The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock - Common Stock” in the accompanying base prospectus forming a part of this registration statement.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

●	on an actual basis; and

●
On an as-adjusted basis, to give effect to the sale by us, in this offering, of 4,458,600 shares of our common stock at an offering price of $1.57 per share, after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with the “Use of Proceeds” section included in this prospectus, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each of which are incorporated by reference into this prospectus supplement and accompanying base prospectus.

	As of June 30, 2021(In thousands, except share and per share amounts) (unaudited)
	Actual	As Adjusted
Cash*	$19,335	$26,335

Stockholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares authorized; 79,461,603 and 83,920,203 shares issued and outstanding, at June 30, 2021, and on an adjusted basis, respectively	$79	$84
Additional paid-in capital	213,355	220,350
Accumulated deficit	(127,783)	(127,783)
Total stockholders’ equity and total capitalization	$85,651	$92,651
*Does not include $3.3 million in restricted cash included in other assets on the Company’s June 30, 2021, balance sheet which is incorporated by reference herein. See also “Incorporation of Certain Documents by Reference”, below.

The number of issued and outstanding shares as of June 30, 2021, in the table excludes (except otherwise indicated):

●	1,278,436 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $1.70 per share; and

●	shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value as of June 30, 2021 was approximately $85.4 million, or $1.08 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share represents the difference between the offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of 4,458,600 shares of our common stock in this offering at the offering price of $1.57 per share, and after deducting the placement agents fees and estimated Offering expenses payable by us, our adjusted net tangible book value per share of our common stock at June 30, 2021 would have been approximately $91.9 million, or $1.09 per share. This represents a $0.01 change in net tangible book value per share of our common stock and an immediate dilution of approximately $0.48 per share to purchasers in this offering. All calculations of dilution in this prospectus supplement assume the sale of all of the shares of common stock offered in this offering. The following table illustrates this per-share dilution:

Offering price per share		$1.57
Net tangible book value per share as of June 30, 2021	$1.08
Increase per share attributable to this offering	$0.01
As adjusted net tangible book per share after this offering		$1.09
Dilution per share to investors participating in this offering		$(0.48)

The information above is as of June 30, 2021 and excludes, as of that date:

●	1,278,436 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $1.70 per share; and

●	shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

PLAN OF DISTRIBUTION

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) and Roth Capital Partners, LLC (“Roth”, and together with EF Hutton, the “Placement Agents”) have agreed to act as placement agents in connection with this Offering, subject to the terms and conditions of the placement agency agreement dated October 3, 2021. The placement agents are not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but have agreed to use their reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby.

The Placement Agents propose to arrange for the sale of the shares we are Offering pursuant to this prospectus supplement and the accompanying prospectus to an institutional investor through a securities purchase agreement, dated October 3, 2021, directly between the investor and us. The terms of this Offering were subject to market conditions and negotiations between us, the placement agents and purchaser.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about October 6, 2021.

We have agreed to indemnify the Placement Agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agents may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agents a placement agent fee equal to 6% of the aggregate purchase price of the shares of our common stock sold in this Offering. The following table shows the per share and total cash placement agent fees we will pay to the Placement Agents in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Offering price of common stock	$1.57	$7,000,002
Placement agent fees (1)	$0.09	$420,000
Proceeds to us, before expenses (2)	$1.48	$6,580,002

In addition, we have agreed to reimburse the Placement Agents for the Placement Agents’ expenses in an amount of $50,000.

We estimate that the total expenses of the Offering payable by us, excluding the Placement Agents fees, will be approximately $88,000.

We have agreed that, until 45 days following the closing of this offering, we may not effect or enter into any agreement to effect any issuance of common stock or common stock equivalents, including a variable rate transaction (as defined in the placement agency agreement that we entered into with the representative), subject to certain exceptions.

Until 60 days following the closing of this offering, we have agreed not to undertake a reverse or forward stock split or reclassification of the common stock without the prior written consent of the representative, which shall not be unreasonably withheld or delayed.

Additionally, our officers and directors have agreed, subject to limited exceptions, for a period of 45 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the placement agency agreement or thereafter acquired without the prior written consent of the representative, except pursuant to certain exceptions, including sales pursuant to previously established 10b5-1 trading plans. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the Placement Agents and any profit realized on the resale of the shares sold by the Placement Agents while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the Placement Agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agents:

●	may not engage in any stabilization activity in connection with our securities; and

●
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agents or by their affiliates. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agents’ website and any information contained in any other website maintained by the Placement Agents are not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agents, and should not be relied upon by investors.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agents may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

From time to time, the Placement Agents may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agents for any further services.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing. Our common stock is listed on the NYSE American under the symbol “PED.”

Certain Relationships. From time to time, EF Hutton, Roth and/or their affiliates may provide various investment banking and other financial services for us for which services they may in the future receive, customary fees.

Except for the services provided in connection with this offering, and certain prior underwriting services, the Placement Agents have not provided any investment banking or other financial services to us preceding the date of this prospectus supplement.

LEGAL MATTERS

The McGeary Law Firm, P.C., Bedford, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby. Sullivan & Worcester LLP, New York, New York is acting as counsel to the Placement Agents in this offering.

EXPERTS

The consolidated balance sheets of PEDEVCO Corp. as of December 31, 2020 and 2019, the related consolidated statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2020 and 2019, including the related notes, incorporated by reference into this prospectus have been so incorporated by reference in reliance on the reports of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated by reference into this prospectus regarding PEDEVCO’s estimated quantities of proved developed producing reserves and the future net revenues from those reserves as of December 31, 2020 is based on the proved reserve report prepared by Cawley, Gillespie & Associates, Inc., PEDEVCO’s independent petroleum engineers. These estimates are incorporated by reference in reliance upon the authority of such firm as an expert in these matters.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors—SEC filings” page of our website at www.pedevco.com. Information on our website is not part of this prospectus supplement and accompanying base prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus supplement is part of the registration statement and the accompanying base prospectus contained therein and does not contain all of the information included in the registration statement or the accompanying base prospectus. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying base prospectus. The shares of common stock offered under this prospectus supplement and the accompanying base prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus, is accurate only as of the date of this prospectus supplement, the accompanying base prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus, or any free writing prospectus, or any sale of the shares of common stock.

This prospectus supplement and the accompanying base prospectus constitute a part of a registration statement we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the paragraph above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying base prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying base prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus supplement and accompanying base prospectus form a part and (ii) on or after the date of this prospectus supplement and accompanying base prospectus and before the termination of the offering of the shares of common stock by means of this prospectus supplement and accompanying base prospectus will automatically update and, where applicable, supersede information contained in this prospectus supplement and accompanying base prospectus or incorporated by reference into this prospectus supplement and accompanying base prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement and accompanying base prospectus form a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the time that all shares of common stock covered by this prospectus supplement and accompanying base prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●
Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 23, 2021;

●
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;

●
Our Current Reports on Forms 8-K (other than information furnished rather than filed) filed with the SEC on January 22, 2021, February 3, 2021, February 5, 2021, March 23, 2021, April 1, 2021 and September 1, 2021;

●
Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 20, 2021 (except as discussed under “Incorporation by Reference” in such Definitive Proxy Statement); and

●
The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on September 5, 2013 (File No. 001-35922) pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, together with any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

PEDEVCO Corp.
Attn: Clark R. Moore, Secretary
575 N. Dairy Ashford
Energy Center II, Suite 210
Houston, Texas 77079
(713) 221-1768

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this prospectus supplement and before the termination of this offering shall be deemed to be incorporated in this prospectus supplement and accompanying base prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying base prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Statements made in this prospectus supplement and accompanying base prospectus or in any document incorporated by reference in this prospectus supplement and accompanying base prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

The information described above can also be accessed on the “Investors—SEC filings” page of our website at www.pedevco.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus supplement and accompanying base prospectus.

PROSPECTUS
$100,000,000

PEDEVCO Corp.

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, units or a combination of these securities (collectively referred to as “securities”) for an aggregate initial offering price of up to $100 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

 Our principal executive offices are located at 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, and our phone number at this address is (713) 221-1768.

Our common stock is listed on the NYSE American under the symbol “PED.” On November 20, 2020, the last reported sales price of our common stock was $1.32. There is currently no market for the other securities we may offer. You are urged to obtain current market quotations of our common stock (and any other securities we may offer for which there is a current market), before purchasing any of the securities being offered for sale pursuant to this prospectus or any prospectus supplement. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE American or any other securities market or exchange covered by the prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of the date of this prospectus, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates (i.e., our public float) was $11,488,701 based on 72,463,340 shares of common stock outstanding, of which 8,703,562 shares are held by non-affiliates, and a per share value of $1.32 based on the closing price of our common stock on the NYSE American on November 20, 2020. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 2 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   December 2, 2020.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount that will not exceed the lesser of $100,000,000 or such aggregate amount permitted under General Instruction I.B.6 of Form S-3. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement and free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and free writing prospectus is delivered or securities are sold on a later date. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the SEC incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that PEDEVCO Corp., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

Persons outside the United States (the “U.S.”) who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” the “Company,” and “PEDEVCO” refer to PEDEVCO Corp. and its subsidiaries.

RISK FACTORS

Investing in our securities involves certain risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, you could lose all or part of your investment. For access to documents that are incorporated by reference into this prospectus, please see the sections entitled, “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

ABOUT PEDEVCO

We are an oil and gas company focused on the acquisition and development of oil and natural gas assets where the latest in modern drilling and completion techniques and technologies have yet to be applied. In particular, we focus on legacy proven properties where there is a long production history, well-defined geology, and existing infrastructure that can be leveraged when applying modern field management technologies. Our current properties are located in the San Andres formation of the Permian Basin situated in West Texas and eastern New Mexico and in the Denver-Julesberg Basin in Colorado.

Our principal executive offices are located at 575 N. Dairy Ashford, Energy Center II, Suite 210, Houston, Texas 77079, and our phone number at this address is (713) 221-1768. Our website address is www.pedevco.com. Information on our website or any other website is not, and will not be, a part of this prospectus and is not, and will not be, incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, and the documents to which we refer you in this registration statement, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “intend,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “goal” and similar expressions identify such statements, although not all forward-looking statements contain such identifying words. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the risks discussed in this and our other SEC filings. We do not promise to or take any responsibility to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements except as required by law. Future events and actual results could differ materially from those expressed in, contemplated by, or underlying such forward-looking statements.

Forward-looking statements may include statements about our:

●
business strategy;

●
reserves;

●
technology;

●
cash flows and liquidity;

●
financial strategy, budget, projections, and operating results;

●
oil and natural gas realized prices;

●
timing and amount of future production of oil and natural gas;

●
availability of oil field labor;

●
the amount, nature, and timing of capital expenditures, including future exploration and development costs;

●
drilling of wells;

●
government regulation and taxation of the oil and natural gas industry;

●
marketing of oil and natural gas;

●
exploitation projects or property acquisitions;

●
costs of exploiting and developing our properties and conducting other operations;

●
general economic conditions in the U.S. and around the world, including the effect of regional or global health pandemics (such as COVID-19);

●
the effect of COVID-19 on the U.S. and global economy, the effect of U.S. and global efforts to reduce the spread of the virus, including ‘stay-at-home’ and other orders, and the resulting effect of such pandemic and governmental responses thereto on the market for oil and gas and the U.S. and global economy in general;

●
competition in the oil and natural gas industry;

●
effectiveness of our risk management activities;

●
environmental liabilities;

●
counterparty credit risk;

●
developments in oil-producing and natural gas-producing countries;

●
future operating results;

●
future acquisition transactions;

●
estimated future reserves and the present value of such reserves; and

●
plans, objectives, expectations, and intentions contained in this registration statement, prospectus and the documents incorporated herein by reference that are not historical.

All forward-looking statements speak only at the date of which they are made. The reader should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, we provide no assurance that these plans, intentions, or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, in our Quarterly Reports, and in our other filings with the SEC. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. We do not undertake any obligation to update or revise publicly any forward-looking statements except as required by law, including the securities laws of the U.S. and the rules and regulations of the SEC.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for future drilling and development, additional leasehold acquisitions, repayment of debt, working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the capital stock offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the capital stock offered under that applicable prospectus supplement.

The following summary of the terms of PEDEVCO Corp.’s capital stock is not meant to be complete and is qualified by reference to the relevant provisions of our certificate of formation, as amended (“Certificate of Formation”), our certificates of designation for our preferred stock (“Certificates of Designation”) and our bylaws, as amended (“Bylaws”). Copies of our Certificate of Formation, Certificates of Designation and Bylaws are incorporated herein as exhibits to the registration statement for which this prospectus forms a part. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to PEDEVCO Corp. and not to its subsidiaries.

Only our common stock is registered under Section 12 of the Exchange Act.

Authorized Capitalization

The total number of authorized shares of our common stock is 200,000,000 shares, $0.001 par value per share.

The total number of “blank check” authorized shares of our preferred stock is 100,000,000 shares, $0.001 par value per share. The total number of designated shares of our Series A Convertible Preferred Stock is 66,625. No shares of any class of our preferred stock are outstanding.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Texas law, our Certificate of Formation or Bylaws. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our board of directors (the “Board”), subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

NYSE. Our common stock is listed for trading on the NYSE American under the symbol “PED.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

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the title and stated or par value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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the provisions for a sinking fund, if any, for the preferred stock;

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any voting rights of the preferred stock;

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the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

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if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

 In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Limitation of Liability and Indemnification of Officers and Directors

Section 7.001 of the Texas Business Organizations Code (the “TBOC”) permits a Texas corporation to limit the personal liability of directors to it or its shareholders for monetary damages for any act or omission in a director’s capacity as director. Under the provisions of Chapter 8 of the TBOC, we may indemnify our directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with or in defending any action, suit or proceeding in which he or she is a party by reason of his or her position. With respect to any proceeding arising from actions taken in his or her official capacity as a director or officer, he or she may be indemnified so long as it shall be determined that he or she conducted himself in good faith and that he or she reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his or her official capacity as a director or officer, a director may be indemnified as long as he or she reasonably believed that his or her conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he or she had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Our Certificate of Formation provides that our directors are not personally liable to our shareholders or us for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for, and we may be prohibited from indemnifying them against:

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any breach of the director’s duty of loyalty to our shareholders or us;

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acts or omissions not in good faith that constitute a breach of the director’s duty to the Company;

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acts or omissions that involve intentional misconduct or a knowing violation of law;

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any transaction from which the director receives an improper benefit; or

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acts or omissions for which the liability is expressly provided by an applicable statute.

Our Certificate of Formation also provides that we will indemnify our directors, and may indemnify our agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company under our Certificate of Formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors pursuant to which we have agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us. We also maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Business Combinations under Texas Law

A number of provisions of Texas law, our Certificate of Formation and Bylaws could make it more difficult for the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our Board.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder”, for a period of three years from the date that person became an affiliated shareholder, subject to certain exceptions (described below). An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Because we have more than 100 of record shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

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the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

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a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

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a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

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a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our Certificate of Formation nor our Bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if that event would be beneficial to our shareholders.

Anti-Takeover Provisions of Our Certificate of Formation and Bylaws

Our Certificate of Formation and Bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take over the Company, that could disrupt the Company, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

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Special Meetings of Stockholders — Our Bylaws provide that special meetings of the stockholders may only be called by our Chairman, President, a committee of our Board duly designated and whose powers and authority include the power to call meetings, or upon written notice to our Board by our stockholders holding not less than 30% of our outstanding voting capital stock.

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Amendment of Bylaws — Our Bylaws may be amended by our Board alone.

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Advance Notice Procedures — Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a Board of Directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting.

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No cumulative voting — Our Certificate of Formation and Bylaws do not include a provision for cumulative voting in the election of directors.

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Vacancies — Our Bylaws provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

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Preferred Stock — Our Certificate of Formation allows us to issue up to 100,000,000 shares of preferred stock, of which 66,625 shares have been designated as Series A Convertible Preferred Stock. The undesignated preferred stock may have rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having an anti-takeover effect.

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Authorized but Unissued Shares — Our Board may cause the Company to issue authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or units, in one or more series. We may issue warrants independently or together with common stock, preferred stock and units, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

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the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, or units consisting of two or more of those types of securities);

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the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

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the period during which the warrants may be exercised;

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the number of warrants outstanding as of the date specified in the applicable prospectus supplement;

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any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

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the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

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any other material terms of the warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described in the heading “Where You Can Find More Information” below.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of preferred stock and warrants to purchase common stock or preferred stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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the terms of any unit agreement governing the units;

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the provisions for the payment, settlement, transfer or exchange of the units;

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whether the units will be issued in fully registered or global form;

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how long, if at all, the securities that are components of the units must be traded in units and when they can be traded separately;

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whether we will apply to have the units traded on a securities exchange or securities quotation system; and

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how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions that may be included in the applicable unit agreements. These descriptions do not restate the terms of any such agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, will define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of any units and will be available as described under the heading “Where You Can Find More Information” below.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus in any manner specified in a prospectus supplement or in any of the following manners:

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directly to purchasers;

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to or through underwriters;

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through dealers or agents; or

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through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The securities may be sold through an at-the-market offering or similar arrangements.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities and the public offering price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Each series of securities is expected to be a new issue of securities with no established trading market, other than the common stock which is listed on the NYSE American under the symbol “PED.” Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE American, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for any agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of PEDEVCO Corp. as of December 31, 2019 and 2018, the related consolidated statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2019 and 2018, including the related notes, incorporated by reference into this prospectus have been so incorporated by reference in reliance on the reports of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated by reference into this prospectus regarding PEDEVCO’s estimated quantities of proved developed producing reserves and the future net revenues from those reserves as of December 31, 2019 is based on the proved reserve report prepared by Cawley, Gillespie & Associates, PEDEVCO’s independent petroleum engineers. These estimates are incorporated by reference in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.pedevco.com. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●      Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 10, 2020;

●      Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;

●      Our Current Reports on Forms 8-K (other than information furnished rather than filed) filed with the SEC on January 16, 2020, March 31, 2020 and August 31, 2020; and

●      The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on September 5, 2013 (File No. 001-35922) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the incorporated documents referred to above. You may request a copy of such documents by writing or telephoning us at:

PEDEVCO Corp.
575 N. Dairy Ashford
Energy Center II, Suite 210
Houston, Texas 77079
(713) 221-1768

Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

 4,458,600 Shares of Common Stock

PROSPECTUS SUPPLEMENT

October 3, 2021

Co-Placement Agents

EF Hutton division of Benchmark Investments, LLC	Roth Capital Partners